Exhibit 1.1

TORCHMARK CAPITAL TRUST III

(Delaware statutory trust)

Trust Preferred Securities

UNDERWRITING AGREEMENT

June 1, 2006

TORCHMARK CAPITAL TRUST III

(Delaware statutory trust)

$120,000,000

Trust Preferred Securities

UNDERWRITING AGREEMENT

June 1, 2006

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

Wachovia Capital Markets, LLC as Representatives of the several Underwriters

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

Torchmark Capital Trust III, a Delaware statutory trust (the “Trust”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), UBS Securities LLC, Wachovia Capital Markets, LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch, UBS Securities LLC and Wachovia Capital Markets, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $120,000,000 aggregate liquidation amount of the Trust’s preferred securities (the “Preferred Securities”).

The Preferred Securities are to be issued pursuant to a Declaration of Trust (as defined below). Such Preferred Securities will be guaranteed by Torchmark Corporation, a Delaware corporation (the “Company”), to the extent described in the General Disclosure Package (as defined below) with respect to distributions and amounts payable upon liquidation or redemption pursuant to a Preferred Securities Guarantee Agreement, to be dated as of the Closing Time (as defined below) and executed and delivered by the Company and The Bank of New York, as Guarantee Trustee (the “Guarantee Trustee”), for the benefit of the holders of the Preferred Securities (the “Guarantee”).

The Trust will use the proceeds from the sale of the Preferred Securities and the sale to the Company of $3,711,350 aggregate liquidation amount of its common securities (the “Common Securities” and, together with the Preferred Securities, the “Trust Securities”) to purchase from the Company $123,711,350 aggregate principal amount of its 7.100% Junior Subordinated Debentures due 2046 (the “Junior Subordinated Debentures”) pursuant to a Debenture Purchase Agreement to be dated as of the Closing Time and executed and delivered by the Company and the Trust (the “Debenture Purchase Agreement”). The Junior Subordinated Debentures will be issued under an Indenture dated as of November 2, 2001 between the Company and The Bank of New York, as amended by the Agreement of Resignation, Appointment and Acceptance effective May 5, 2005 (as so amended, the “Indenture”) by and among the Company, The Bank of New York and The Bank of New York Trust Company, N.A. (the “Trustee”). The term “Indenture,” as used herein, includes the Officer’s Certificate (as defined in the Indenture) establishing the form and terms of the Junior Subordinated Debentures pursuant to Sections 2.1, 2.3, 2.4, 8.1 and 11.5 of the Indenture. With respect to the issuance of Preferred Securities by the Trust, the Company will also be the holder of one hundred percent of the Common Securities representing undivided beneficial interests in the assets of the Trust, which shall be issued pursuant to a Subscription Agreement to be dated as of the Closing Time and executed and delivered by the Company and the Trust (the “Subscription Agreement”).

The Trust has been created under Delaware law pursuant to the filing of a Certificate of Trust (the “Certificate of Trust”) with the Secretary of State of the State of Delaware, and at the time of issuance of the Trust Securities will be governed by an Amended and Restated Declaration of Trust (the “Declaration of Trust”) among the Company, as sponsor, The Bank of New York Trust Company, N.A., as Property Trustee (the “Property Trustee”), The Bank of New York (Delaware), as Delaware Trustee (the “Delaware Trustee”), and three individuals who have been selected by the Company, in its capacity as sponsor. The Company, as sponsor, has appointed the Property Trustee, the Delaware Trustee and three individuals who are officers of or affiliated with the Company to act as administrators with respect to the Trust (the “Regular Trustees” and, together with the Property Trustee and the Delaware Trustee, the “Capital Trustees”). The Bank of New York Trust Company, N.A., as Property Trustee, will act as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company and the Trust have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Nos. 333-133646 and 333-133646-01), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Preferred Securities, the Junior Subordinated Debentures and the Guarantee under the Securities Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the Securities Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Preferred Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by Securities Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Preferred Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

The Company and the Underwriters agree as follows:

1. Public Offering. The Company and the Trust are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Preferred Securities as soon after this Agreement is entered into as in the Representatives’ judgment is advisable. The terms of the public offering of the Preferred Securities are set forth in the Prospectus.

2. Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, the aggregate liquidation amount of Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10, at a purchase price of $25 per Preferred Security; provided that the Company shall pay to the Underwriters an underwriting commission equal to $0.7875 per Preferred Security for institutional orders and $0.50 per Preferred Security for retail orders (or a total of $3,693,750).

3. Payment. Payment of the purchase price for, and delivery of certificates for, the Preferred Securities shall be made at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California 94025, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

4. Denominations; Registration. Certificates for the Preferred Securities shall be in such denominations ($25 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The Preferred Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Trust herein on and at the Closing Time to the performance by the Company and the Trust of their obligations hereunder and to the following additional conditions precedent:

(a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Time:

(i) (1) at Closing Time, the Preferred Securities shall be rated at least Baa2 by Moody’s Investors Service, Inc. and A-by Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Preferred Securities have such ratings; and (2) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Preferred Securities or any of the Company’s or the Trust’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(ii) The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Preferred Securities within the time period required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package (as defined below) that, in the Representatives’ reasonable judgment, is material and adverse and that makes it, in the Representatives’ reasonable judgment, impracticable to market the Preferred Securities on the terms and in the manner contemplated in the General Disclosure Package; and

(iv) the Representatives shall have received at the Closing Time, (1) a certificate dated the Closing Time and signed by an executive officer of the Company, or any other person authorized by the Board of Directors of the Company to execute any such written statement (an “Executive Officer”) and (2) a certificate, dated the Closing Time and signed by a Regular Trustee of the Trust,

(A) to the effect set forth in Section 5(a)(i)(2) (in the case of the certificate signed by an Executive Officer of the Company);

(B) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission; and

(C) to the effect that the representations and warranties of the Company and the Trust contained in this Agreement are true and correct at the Closing Time and that each of the Company and the Trust, as applicable, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Time.

The Executive Officer and the Regular Trustee signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(b) The Underwriters shall have received at the Closing Time an opinion of Larry M. Hutchison, Esq., Executive Vice President and General Counsel for the Company, dated the Closing Time in substantially the form set forth as Exhibit A.

(c) The Underwriters shall have received at the Closing Time an opinion of Maynard, Cooper & Gale, P.C., special counsel for the Company, dated the Closing Time in substantially the form set forth as Exhibit B.

(d) The Underwriters shall have received at the Closing Time an opinion of Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Trust, dated the Closing Time to the effect set forth in Exhibit C.

(e) The Underwriters shall have received at the Closing Time an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Time in substantially the form set forth as Exhibit D.

(f) The Underwriters shall have received (i) on the date of this Agreement a letter dated such date and (ii) at Closing Time a letter dated the Closing Time, in each case in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) At the Closing Time, the Preferred Securities shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and the Representatives shall have received evidence satisfactory to it of such approval.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Trust at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 6(k) and except that Sections 7 and 8 shall survive any such termination and remain in full force and effect.

6. Certain Covenants of the Company and the Trust. In further consideration of the agreements of the Underwriters contained in this Agreement, each of the Company and the Trust covenants as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company and the Trust, subject to Section 6(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Preferred Securities shall become effective, or any supplement to the Prospectus or any amended

Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company or the Trust becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Preferred Securities. The Company and the Trust will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company and the Trust shall pay the required Commission filing fees relating to the Preferred Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet. The Company and the Trust will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Preferred Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company and the Trust will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the

Representatives or counsel for the Underwriters shall object. The Company and the Trust have given the Representatives notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time (as defined below); the Company and the Trust will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company and the Trust will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Preferred Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 of the Securities Act Regulations (“Rule 433”) prior to the close of business two business days after the date hereof; provided that the Company and the Trust shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.

(c) Delivery of Registration Statements. The Company and the Trust have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, one signed facsimile copy of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed facsimile copies of all consents and certificates of experts. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company and the Trust have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company and the Trust consent to the use of such copies for purposes permitted by the Securities Act. The Company and the Trust will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company and the Trust will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the Trust Indenture Act and the Trust Indenture Act Regulations so as to permit the completion of the distribution of the Preferred Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Trust, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company and the Trust will promptly prepare and file with the Commission, subject to Section 6(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, each of the Company and the Trust will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Preferred Securities) and the Company and the Trust will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus (as defined below) there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Preferred Securities) or the Statutory Prospectus (as defined below) or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, each of the Company and the Trust will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. To qualify the Preferred Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification.

(g) Rule 158. To make generally available to the Company’s security holders as soon as practicable an earnings statement of the Company covering a twelve month period beginning after the date of this Agreement (but in no event commencing later than 90 days after such date), which shall satisfy the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations and to advise the Representatives in writing when such statement has been made available.

(h) Restrictions on Sale of Securities. During a period of 90 days from the date of this Agreement, without the prior written consent of the Representatives, on behalf of the Underwriters, not to offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities or Junior Subordinated Debentures, any other beneficial interests of the Trust or any securities of the Company that are substantially similar to the Preferred Securities or Junior Subordinated Debentures, including the Guarantee, and including, but not limited to, any securities that are convertible into or exercisable or exchangeable for or that represent the right to receive Preferred Securities or Junior Subordinated Debentures or any such substantially similar securities of either the Trust or the Company (other than the Junior Subordinated Debentures and the Preferred Securities offered hereby); provided that the Company may issue senior notes in an aggregate principal amount of up to $350,000,000.

(i) Listing. Each of the Company and the Trust will use its best efforts to effect the listing of the Preferred Securities on the New York Stock Exchange.

(j) Issuer Free Writing Prospectuses. Each of the Company and the Trust represent and agree that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, the Trust and the Representatives, it has not made and will not make any offer relating to the Preferred Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that the Underwriters are authorized to use, without the prior consent of the Company or the Trust, a free writing prospectus that contains only (i) information describing only the preliminary or final terms of the Preferred Securities or the offering thereof and that is included in the Final Term Sheet contemplated by

Section 6(b) or (ii) other information that is not “issuer information,” as defined in Rule 433 under the Securities Act. Any free writing prospectus consented to by the Company, the Trust and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Trust represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k) Payment of Expenses. Whether or not any sale of Preferred Securities is consummated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Trust under this Agreement, including, without limitation: (i) the preparation and filing of the Registration Statement, each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Preferred Securities, (iii) the fees and disbursements of the Company’s counsel and accountants, of the Trust ‘s counsel and of the Capital Trustees and their counsel, (iv) the qualification of the Preferred Securities under securities or Blue Sky laws in accordance with the provisions of Section 6(f), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the printing or producing and delivery of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement, each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to the investors, (vi) any fees charged by rating agencies for the rating of the Preferred Securities, (vii) all costs and expenses, if any, incident to listing the Preferred Securities on the New York Stock Exchange and (viii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of the Preferred Securities made by the Underwriters caused by a breach of the representation contained in the sixth paragraph of Section 7(b).

7. Representations and Warranties of the Company and the Trust. Each of the Company and the Trust, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 7(b) and at the Closing Time, and agrees with each Underwriter as follows:

(a) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company, the Trust or any person acting on either of their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Preferred Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Preferred Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and the Trust on a Rule 405 “automatic shelf registration statement.” Neither the Company nor the Trust has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company, the Trust or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Preferred Securities and at the date hereof, the Company and the Trust were not and are not “ineligible issuers,” as defined in Rule 405.

(b) Registration Statement, Prospectus and General Disclosure Package. The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”) on April 28, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Trust, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Preferred Securities made prior to the filing of the Original Registration Statement by the Company, the Trust or any person acting on either of their behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time of the filing of the Final Term Sheet, the General Disclosure Package, when considered together with the Final Term Sheet (as defined in Section 6(b)), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:00 p.m. (Eastern time) on June 1, 2006 or such other time as agreed by the Company, the Trust and Merrill Lynch.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Preferred Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Preferred Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Preferred Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Preferred Securities or until any earlier date that the issuer notified or notifies Merrill Lynch as described in Section 6(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the

Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein or to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the trustees referred to in the Registration Statement.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Preferred Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Good Standing of Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Good Standing of Significant Subsidiaries. Each “significant subsidiary” (within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission) (the “Significant Subsidiaries”) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) Insurance. Each of the Company and its Significant Subsidiaries engaged in the business of insurance are duly organized and licensed as insurance companies or insurance holding companies, as the case may be, in their respective jurisdictions of incorporation (if so required) and, in the case of the Company, each other jurisdiction where it is required to be so licensed or authorized to conduct its business, and, in the case of the Significant Subsidiaries engaged in the business of insurance, each other jurisdiction in which such Significant Subsidiary has written 5% or more of the total amount of premiums written by it during each of the last two calendar years, except for any such jurisdictions in which the failure to be so licensed or authorized would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; neither the Company nor any Significant Subsidiary engaged in the business of insurance has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such insurance regulatory authority is needed to be obtained by the Company or any such Significant Subsidiary in any case where it would be reasonably expected that failure to obtain any such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(g) Good Standing of Trust. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, is a “grantor trust” for United States federal income tax purposes, has the power and authority to conduct its business as presently conducted and as described in the Prospectus and is not required to be authorized to do business in any other jurisdiction.

(h) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Trust .

(i) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, upon execution and delivery thereof by the Company (and assuming due authorization, execution and delivery by the Trustee), will, at the Closing Time, be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(j) Authorization of Guarantee. The Guarantee has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, upon execution and delivery thereof by the Company (and assuming due authorization, execution and delivery by the Guarantee Trustee), will, at the Closing Time, be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(k) Authorization of Declaration of Trust. The Declaration of Trust has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and the Trust and, upon execution and delivery thereof by the Company and the Capital Trustees (and assuming due authorization, execution and delivery thereof by each party thereto other than the Company), will, at the Closing Time, be a valid and binding agreement of the Company and the Trust , enforceable against the Company and the Trust in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(l) Authorization of Debenture Purchase Agreement and Subscription Agreement. Each of the Debenture Purchase Agreement and the Subscription Agreement has been duly authorized by the Company and the Trust and, upon execution and delivery thereof by the Company and the Trust, will, at the Closing Time, be a valid and binding agreement of each of the Company and the Trust, enforceable against each of the Company and the Trust in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(m) Authorization of Trust Securities. The Preferred Securities have been duly authorized by the Declaration of Trust and, when issued, executed and authenticated in accordance with the provisions of the Declaration of Trust and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and (subject to the terms of the Declaration of Trust) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and the issuance of such Preferred Securities will not be subject to any preemptive or similar rights. Holders of the Preferred Securities will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The Common Securities have been duly authorized by the Declaration of Trust and, when issued, executed and authenticated in accordance with the provisions of the Declaration of Trust and delivered to the Company against payment therefor as set forth in the Subscription Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and the issuance of such Common Securities will not be subject to any preemptive rights.

(n) Authorization of Junior Subordinated Debentures. The Junior Subordinated Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Trust in accordance with the terms of the Debenture Purchase Agreement, will be entitled to the benefits of the Indenture, and will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(o) Absence of Defaults and Conflicts of the Company. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Declaration of Trust, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures and the issuance and sale of the Preferred Securities as contemplated in this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Declaration of Trust, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Preferred Securities.

(p) Absence and Default and Conflicts of the Trust. The execution and delivery by the Trust of, and the performance by the Trust of its obligations under, this Agreement, the Subscription Agreement, the Debenture Purchase Agreement and the Trust Securities will not contravene any provision of applicable law or the Declaration of Trust or any agreement or other instrument binding upon the Trust that is material to the Trust, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Trust of its obligations under this Agreement, the Subscription Agreement, the Debenture Purchase Agreement and the Trust Securities, except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Preferred Securities.

(q) No Violation of Organizational Documents. The Trust is not in violation of the Declaration of Trust or the Certificate of Trust; neither the Company nor any Significant Subsidiary is in violation of its certification of incorporation or by-laws; none of the Trust, the Company or any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that will not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus.

(s) Absence of Proceedings. There are no legal or governmental proceedings pending or threatened to which the Trust or the Company or any of their subsidiaries is a party or to which any of the properties of the Trust or the Company or any of their subsidiaries is subject that are required to be described in the Registration Statement and the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t) Absence of Further Requirements. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Declaration of Trust, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement, the Junior Subordinated Debentures and the Trust Securities except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Preferred Securities.

(u) Investment Company Act. Each of the Company and the Trust is not and, after giving effect to the offering and sale of the Preferred Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v) Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) Environmental Costs and Liabilities. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Trust, the Company or any of the Company’s subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Trust, the Company or any of the Company’s subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents.

(y) Independent Accountants. Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the Securities Act Regulations.

(z) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act Regulations, to the extent applicable.

(aa) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(bb) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Preferred Securities.

Any certificate signed by any officer of the Company or any of its subsidiaries, or by any Regular Trustee of the Trust, delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Trust, as applicable, to each Underwriter as to the matters covered thereby.

8. Indemnification and Contribution. (a) Each of the Company and the Trust, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and any amounts paid in settlements caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof (including the Rule 430B information), any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented if the Company or the Trust shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or the Trust by any Underwriter through the Representatives expressly for use therein; provided, however, that this indemnity agreement shall not apply to losses, claims, damages, liabilities and any amounts paid in settlements caused by any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with written information furnished to the Company and the Trustee by any Underwriter through the Representatives expressly for use in the Registration Statement or any amendment thereof (including the Rule 430B Information), any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented if the Company or the Trust shall have furnished any amendments or supplements thereto).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust, the Capital Trustees, the Company, its directors, its officers who sign the Registration Statement and any person, if any, who controls the Trust or the Company to the same extent as the foregoing indemnity from the Company or the Trust to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company and the Trust in writing by such Underwriter expressly for use in the Registration Statement (including the Rule 430B Information), any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendments or supplements thereto.

(c) If any proceeding (including any government investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be paid as they are incurred. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to the second preceding paragraph and by the Company and the Trust in the case of parties indemnified pursuant to the immediately preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or 8(b) in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other from the offering of the Preferred Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other in connection with the offering of the Preferred Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Preferred Securities (before deducting expenses) received by the Company and the Trust bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company and the Trust on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations to contribute pursuant to this Section 8 are several, in proportion to the respective principal amounts of Preferred Securities purchased by each of such Underwriters, and not joint.

(f) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or buyer on behalf of the Trust, the Company, its directors or officers or any person controlling the Company or the Trust and (iii) acceptance of and payment for any of the Preferred Securities.

9. Termination in Certain Events. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Trust, if (a) after the execution and delivery of this Agreement and prior to the Closing Time (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or on any other exchange on which the Preferred Securities are listed, (ii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either Federal or New York State authorities, (iii) trading of any securities of or guaranteed by the Company or the Trust shall have been suspended on any exchange or in any over-the-counter market, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) there shall have occurred any material adverse change in the financial markets, material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude and severity in its effect on the financial markets of the United States and (b) such event singly or together with any other such event makes it, in the reasonable judgment of the Representatives, impracticable to market the Preferred Securities on the terms and in the manner contemplated in the Prospectus.

10. Defaulting Underwriters. If, at the Closing Time, any one or more of the Underwriters shall default in its or their obligations to take up and pay for the Preferred Securities or otherwise fail or refuse to purchase Preferred Securities which it or they have agreed to purchase hereunder on such date, and the aggregate number of Preferred Securities which such defaulting Underwriter or

Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Preferred Securities to be purchased on such date, the non-defaulting Underwriters may make arrangements satisfactory to the Company and the non-defaulting Underwriters for the purchase of such Preferred Securities, but if no such arrangements are made, the non-defaulting Underwriters shall be obligated severally in the proportions which the aggregate number of Preferred Securities set forth opposite their names in this Agreement bear to the aggregate number of Preferred Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate number of Preferred Securities which any non-defaulting Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such number of Preferred Securities without the written consent of such non-defaulting Underwriter. In any such case either the Representatives or the Company shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase Preferred Securities and the aggregate number of Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate number of the Preferred Securities, and arrangements satisfactory to the Representatives and the Company for the purchase of such Preferred Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of the Company. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated by the Underwriters or any of them because of any failure or refusal on the part of the Company or the Trust to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Trust shall be unable to perform its obligations under this Agreement, the Company and the Trust jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel itemized in detail reasonably satisfactory to the Company) reasonably incurred by such Underwriters in connection with the Preferred Securities.

12. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company and the Trust (and each employee, representative or other agent of the Company or the Trust) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company and the Trust relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

13. No Advisory or Fiduciary Relationship. Each of the Company and the Trust acknowledges and agrees that (a) the purchase and sale of the Preferred Securities pursuant to this Agreement, including the determination of the public offering price of the Preferred Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Trust, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of either the Company or the Trust, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Trust with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Trust on other matters) and no Underwriter has any obligation to the Company or the Trust with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Trust, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Trust has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Trust and the Underwriters, or any of them, with respect to the subject matter hereof.

15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Parties In Interest. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Trust, and the controlling persons, directors and officers referred to in Section 8, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

18. Section Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Trust in accordance with its terms.

Very truly yours,

TORCHMARK CORPORATION

By	/s/ Carol A. McCoy
Name:	Carol A. McCoy
Title:	Vice President, Associate Counsel and Secretary

TORCHMARK CAPITAL TRUST III

By	/s/ Michael J. Klyce
Name:	Michael J. Klyce
Title:	Regular Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
UBS SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Paul Brown
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

TORCHMARK CAPITAL TRUST III

Name of Underwriter	Liquidation Amount of Preferred Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$32,300,000
UBS Securities LLC	32,250,000
Wachovia Capital Markets, LLC	32,250,000
Morgan Keegan & Company, Inc.	3,150,000
SunTrust Capital Markets, Inc.	3,150,000
Wells Fargo Securities, LLC	3,150,000
Bear, Stearns & Co. Inc.	1,250,000
H&R Block Financial Advisors, Inc.	1,250,000
J.P. Morgan Securities Inc.	1,250,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	1,250,000
Piper Jaffray & Co.	1,250,000

Raymond James & Associates, Inc.	1,250,000
RBC Dain Rauscher Inc.	1,250,000
Charles Schwab & Co., Inc.	1,250,000
Southwest Securities, Inc.	1,250,000
Sterne, Agee & Leach, Inc.	1,250,000
Synovus Securities, Inc.	1,250,000
Total	$120,000,000

A-1

SCHEDULE B

Torchmark Corp

Trust Originated Preferred Securities® (“TOPrS®”)

Term Sheet

Issuer:	Torchmark Capital Trust III
Security:	7.100 % Trust Originated Preferred Securities (“TOPrS”), guaranteed on a subordinated basis by Torchmark Corporation
Size:	$120,000,000 (4.8 million shares)
Maturity:	June 1, 2046
Ratings (Moody’s / S&P):	Baa2 / A-
Type of security:	SEC Registered
Dividend rights:	7.100% of the liquidation preference per annum, payable quarterly, on a cumulative basis.
Dividend payment dates:	March 1, June 1, September 1, December 1, commencing on September 1, 2006.
Optional redemption:	On or after June 1, 2011, or earlier upon a Tax Event or Investment Company Event, at $25 per share plus accrued and unpaid dividends to but excluding the payment date.
Liquidation preference:	$25 per share
Net proceeds:	$115,746,250
Trade date:	June 1, 2006
Settlement date:	June 8, 2006 (T+5)
Public offering price:	$25 per share
Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Wachovia Capital Markets LLC.
Co-Managers:	Morgan Keegan & Company, Inc., SunTrust Capital Markets, Inc., Wells Fargo Securities, LLC
CUSIP:	89102W208
Listing:	The TOPrS have been approved for trading on the New York Stock Exchange under the symbol “TMK PrA.” Trading of the TOPrS on the New York Stock Exchange is expected to begin within 30 days after they are first issued.
Proposed Senior Note Offering:	Torchmark Corporation intends to offer to the public in June 2006 a new series of senior notes in an aggregate principal amount of up to $350,000,000. Torchmark intends to use the net proceeds from the sale of the senior notes for general working capital purposes and the possible refunding of callable and maturing securities.

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and a preliminary prospectus supplement if you request it by calling Merrill Lynch toll-free at 1-866-500-5408, UBS Securities at 203-719-1088 or Wachovia toll-free at 1-800-326-5897.

B-1

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

“Trust Originated Preferred Securities” and “TOPrS” are registered service marks of Merrill Lynch & Co., Inc.

B-2

SCHEDULE C

None

C-1

EXHIBIT A

FORM OF OPINION OF LARRY M. HUTCHISON, ESQ.

EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

FOR THE COMPANY

[Date]

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith     Incorporated

UBS Securities LLC

Wachovia Capital Markets, LLC

as Representatives of the several Underwriters

4 World Financial Center

New York, New York 10080

Dear Ladies and Gentlemen:

I am Executive Vice President and General Counsel of Torchmark Corporation, a Delaware corporation (the “Company”), and, as such, have served as counsel for the Company and Torchmark Capital Trust III, a Delaware statutory trust (the “Trust”), in connection with the issuance and sale to the Underwriters named in the Underwriting Agreement dated June 1, 2006 (the “Underwriting Agreement”), of $120,000,000 liquidation amount of 7.100% Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the “Preferred Securities”) of the Trust, to be issued pursuant to the Declaration (as defined below). Terms used in this opinion and not otherwise defined have the same meanings as in the Underwriting Agreement.

In connection with the issuance of the Preferred Securities, the Trust is also issuing $3,711,350 aggregate liquidation amount of its Common Securities (liquidation amount $25 per Common Security) (the “Common Securities”), representing undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities and the Common Securities (collectively, the “Trust Securities”) are to be used by the Trust to purchase $123,711,350 aggregate principal amount of 7.100% Junior Subordinated Debentures due 2046 of the Company (the “Junior Subordinated Debentures”). The Junior Subordinated Debentures are being issued under an Indenture dated as of November 2, 2001 between the Company and The Bank of New York, as amended by the Agreement of Resignation, Appointment and Acceptance

effective May 5, 2005 by and among the Company, The Bank of New York and The Bank of New York Trust Company, N.A. (the “Trustee”), and an Officer’s Certificate of the Company relating thereto, dated as of June 8, 2006 (collectively and as so amended, the “Indenture”).

The Trust Securities are being issued pursuant to the amended and restated declaration of trust of the Trust, dated as of June 8, 2006 (the “Declaration”), among the Company, as sponsor, Michael J. Klyce, Larry M. Hutchison and Gary L. Coleman, as regular trustees (the “Regular Trustees”), The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), The Bank of New York Trust Company, N.A., as property trustee (the “Property Trustee”), and the holders from time to time of undivided beneficial interests in the assets of the Trust.

The Preferred Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to and to the extent set forth in the Preferred Securities Guarantee Agreement, dated as of June 8, 2006, between the Company and The Bank of New York Trust Company, N.A., as guarantee trustee (the “Guarantee”).

I am familiar with and have examined such documents and records as I deemed necessary to render this opinion, including the Underwriting Agreement, the Indenture, the Declaration, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures.

In my examination I have assumed but have not independently verified the genuineness of all signatures on all documents examined by me, the conformity to original documents of all documents submitted to us as certified or facsimile copies and the authenticity of all such documents.

Based on the foregoing, and subject to the qualifications hereinafter set forth, I am of the opinion that:

(i) The Company (1) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and (2) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii) Each of Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company, United

Investors Life Insurance Company and American Income Life Insurance Company (collectively the “Significant Subsidiaries”), (1) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and (2) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any all liens, encumbrances, equities or claims.

(iii) Each of the Company and its Significant Subsidiaries engaged in the business of insurance are duly organized and licensed as insurance companies or insurance holding companies, as the case may be, in their respective jurisdictions of incorporation (if so required) and, in the case of the Company, each other jurisdiction where it is required to be so licensed or authorized to conduct its business, and, in the case of the Significant Subsidiaries engaged in the business of insurance, each other jurisdiction in which such Significant Subsidiary has written 5% or more of the total amount of premiums written by it during each of the last two calendar years, except for any such jurisdictions in which the failure to be so licensed or authorized would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(iv) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture, the Declaration, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures and the issuance and sale of the Preferred Securities as contemplated in the Underwriting Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to my knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Declaration, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Preferred Securities.

(v) The issuance and sale by the Trust of the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement and the consummation by the Trust of the transactions contemplated thereby will not violate (A) any agreement or other instrument binding upon the Trust that is material to the Trust or (B) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust.

(vi) After due inquiry, I do not know of any legal or governmental proceedings pending or threatened to which the Company, the Trust or any of their subsidiaries is a party or to which any property of the Company, the Trust or any of their subsidiaries is subject that are required to be described in the Registration Statement, the General Disclosure Package and or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or to be filed as required.

(vii) The statements (a) in Part I of the Annual Report on Form 10-K of the Company for the year ended December 31, 2005, under the captions “Item 1—Business—Regulation” and “Item 3—Legal Proceedings” and (b) in Part II of the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2006, under the caption “Item 1—Legal Proceedings,” in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects.

(viii) Each document incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus (other than the financial statements, notes, and schedules and other financial data included or incorporated by reference in such documents, as to which I express no opinion) complied as to form when filed with the Securities and Exchange Commission in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and the regulations of the Securities and Exchange Commission thereunder.

I am licensed to practice law only in the State of Iowa, and, accordingly, I offer no opinion as to the application of decisions or statutory law (including conflict of law rules) of any jurisdiction other than the State of Iowa, the State of Delaware and the United States of America.

This opinion is delivered pursuant to Section 5(b) of the Underwriting Agreement at the request of the Company and is intended solely for your use as Underwriters. As such, it may not be relied upon by any other person or for any other purpose other than for the legal conclusions expressed herein.

Very truly yours,

Larry M. Hutchison, Esq.

EXHIBIT B

FORM OF OPINION OF MAYNARD, COOPER & GALE, P.C.

SPECIAL COUNSEL FOR THE COMPANY

[Date]

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

Wachovia Capital Markets, LLC as Representatives of the several Underwriters

4 World Financial Center

New York, New York 10080

Dear Ladies and Gentlemen:

We have acted as special counsel for Torchmark Corporation, a Delaware corporation (the “Company”), and Torchmark Capital Trust III, a statutory trust created under the Statutory Trust Act of the State of Delaware (the “Trust”), in connection with the issuance and sale by the Trust to the Underwriters named in the Underwriting Agreement, dated June 1, 2006 (the “Underwriting Agreement”), of $120,000,000 liquidation amount of 7.100% Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the “Preferred Securities”) of the Trust to be issued pursuant to the Declaration (as defined below). Terms used in this opinion and not otherwise defined have the same meanings as in the Underwriting Agreement.

In connection with the issuance of the Preferred Securities, the Trust is also issuing $3,711,350 aggregate liquidation amount of its Common Securities (liquidation amount $25 per Common Security) (the “Common Securities”), representing undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities and the Common Securities (collectively, the “Trust Securities”) are to be used by the Trust to purchase $123,711,350 aggregate principal amount of 7.100 % Junior Subordinated Debentures due 2046 of the Company (the “Junior Subordinated Debentures”). The Junior Subordinated Debentures are being issued under an Indenture dated as of November 2, 2001 between the Company and The Bank of New York, as amended by the Agreement of Resignation, Appointment and Acceptance effective May 5, 2005 by and among the Company, The Bank of New York and The Bank of New York Trust Company, N.A. (the “Trustee”), and an Officer’s Certificate of the Company relating thereto, dated as of June 8, 2006 (collectively and as so amended, the “Indenture”).

The Trust Securities are being issued pursuant to the amended and restated declaration of trust of the Trust, dated as of June 8, 2006 (the “Declaration”), among the Company, as sponsor, Michael Klyce, Larry Hutchison and Gary Coleman, as regular trustees (the “Regular Trustees”), The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), The Bank of New York Trust Company, N.A., as property trustee (the “Property Trustee”) and the holders from time to time of undivided beneficial interests in the assets of the Trust.

The Preferred Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to and to the extent set forth in the Preferred Securities Guarantee Agreement, dated as of June 8, 2006, between the Company and The Bank of New York Trust Company, N.A., as guarantee trustee (the “Guarantee”).

We have participated in the preparation of the registration statement of the Company and the Trust on Form S-3 (File Nos. 333-133646 and 333-133646-01) (other than the documents incorporated by reference in the prospectus included therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering of the Preferred Securities. Although we did not participate in the preparation of the Incorporated Documents, we have reviewed such documents. Such registration statement, as amended to the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, are hereinafter referred to as the “Registration Statement,” and the related prospectus dated April 28, 2006 in the form first used to confirm sales of the Preferred Securities (or in the form first made available to the Underwriters by the Company and the Trust to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the final prospectus supplement dated June 1, 2006 specifically relating to the Preferred Securities (or in the form first made available to the Underwriters by the Company and the Trust to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” the term “preliminary prospectus” means any preliminary form of the Prospectus and the term “General Disclosure Package” means the Basic Prospectus and the preliminary prospectus supplement dated May 31, 2006, together with the Final Term Sheet set forth in Schedule B to the Underwriting Agreement. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus,” “preliminary prospectus” and “General Disclosure Package” shall include the documents, if any, incorporated by reference therein.

The term “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus, any preliminary prospectus or Permitted Free Writing Prospectus shall include all documents subsequently filed by the Company and the Trust with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

The Registration Statement has become effective under the Securities Act; the preliminary prospectus dated May 31, 2006 and the Prospectus have been filed with the Commission pursuant to Rule 424(b) within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); the Final Term Sheet has been filed with the Commission in the manner and within the time period required by Rule 433(d); and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best of our knowledge, threatened by the Commission. In addition, the Declaration, the Indenture and the Guarantee have been qualified under the Trust Indenture Act of 1939, as amended, on April 28, 2006.

As special counsel, we have examined the Underwriting Agreement, the Indenture, the Declaration, the Guarantee, the Debenture Purchase Agreement, the Subscription Agreement, forms of the Trust Securities and the Junior Subordinated Debentures (collectively, the “Transaction Documents”); originals or copies of certain corporate documents of the Company; certificates and statements of public officials, corporate agents, officers of the Company and other persons; and such other documents as we have deemed necessary as a basis for our opinions set forth below. Also, we have relied upon such certificates and statements of public officials, corporate agents, officers of the Company, and other persons with respect to the accuracy of material factual matters that were not independently established.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval System. With respect to any instrument or agreement executed or to be executed by any party other than the Company or the Trust, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and, with respect to any party other than the Company or the Trust, is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.

Based on the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

(i) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(ii) The Declaration has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and has been duly authorized, executed and delivered by the Company and the Regular Trustees and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(iii) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(iv) The Guarantee has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(v) Each of the Debenture Purchase Agreement and the Subscription Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(vi) The Junior Subordinated Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust in accordance with the Debenture Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms and entitled to the benefits of the Indenture, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(vii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture, the Declaration, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company.

(viii) To our knowledge, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under Applicable Laws (as defined below) for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Declaration, the Guarantee, the Subscription Agreement, the Debenture Purchase Agreement and the Junior Subordinated Debentures. As used herein, the term “Applicable Laws” means the laws of the State of Alabama, the General Corporation Law of the State of Delaware and the federal laws of the United States of America which, in our experience are normally applicable to transactions of the type contemplated by the Transaction Documents.

(ix) Each of the Company and the Trust is not, and after giving effect to the issuance of the Preferred Securities and assuming the application of the proceeds thereof as described in the General Disclosure Package or the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(x) Under current law, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

(xi) Under current law, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

(x) The statements (a) in the preliminary prospectus and the Prospectus under the captions “Description of the TOPrS,” “Description of the

Junior Subordinated Debentures,” “Description of the TOPrs Guarantee,” “United States Federal Income Tax Consequences,” “Benefit Plan Investor Considerations,” “Underwriting” “Description of Securities We May Offer—Description of Trust Preferred Securities,” “Description of Securities We May Offer —Description of Debt Securities,” “Description of Securities We May Offer —Description of Trust Preferred Securities Guarantees” and “Description of Securities We May Offer—Relationship Among the Trust Preferred Securities, the Trust Preferred Securities Guarantees and the Debt Securities Held by Each Trust” and (b) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement, the General Disclosure Package or the Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, no facts have come to our attention that cause us to believe that (i) the Registration Statement and the Prospectus do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, at the time the Registration Statement became effective and at the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the General Disclosure Package, at the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case we express no belief and make no statement with respect to the financial statements and financial schedules and other financial data included or incorporated by reference therein or omitted therefrom or that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification of the trustees referred to in the Registration Statement. In expressing the foregoing opinion and belief, we express no opinion or belief as to the conveyance of the General Disclosure Package or the information contained therein to investors.

Our role as special counsel to the Company and the Trust has been limited to matters relating to the issuance and sale of the Preferred Securities, including the preparation of the Registration Statement (other than the Incorporated Documents), the General Disclosure Package and Prospectus and the various agreements and documents specifically referred to herein. Accordingly, our opinion is limited to matters specifically set forth herein, and we do not express any opinion concerning the purchase of Preferred Securities by the ultimate purchasers thereof.

Any opinion or statement herein which is expressed to be “to our knowledge” or is otherwise qualified by words of like import means that the lawyers currently practicing law with our law firm who have devoted substantive attention to matters for the Company or the Trust have no current conscious awareness of any facts or information contrary to such opinion or statement. Except to the extent expressly set forth in this opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the Trust or the rendering of this opinion.

We are members of the Bar of the State of Alabama, and this opinion is limited in all respects to the laws of the State of Alabama, the General Corporation Law of the State of Delaware and the United States of America. As to all matters governed by the laws of the State of New York with respect to our opinions in paragraphs (ii), (iv), (v) and (vi), we are relying on the opinion dated today of your counsel, Davis Polk & Wardwell. As to all matters governed by the laws of the State of Delaware (other than the General Corporation Law of the State of Delaware) with respect to our opinion in paragraphs (ii), we are relying on the opinion dated today of Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Trust. This opinion is based on the law in effect and the facts and circumstances existing on the date of this opinion. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions and statements expressed above, including any changes in applicable law which may hereafter occur.

This opinion is being delivered to you at the request of the Company and the Trust in connection with the Underwriting Agreement and the transactions contemplated by the Underwriting Agreement, and may not be relied on by any other person or for any other purpose without our prior written consent.

Very truly yours,

EXHIBIT C

FORM OF OPINION OF MORRIS, NICHOLS, ARSHT & TUNNELL LLP,

SPECIAL DELAWARE COUNSEL TO THE TRUST

[Date]

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

Wachovia Capital Markets, LLC as Representatives of the several Underwriters

4 World Financial Center

New York, New York 10080

Re:	Torchmark Capital Trust III

Dear Ladies and Gentlemen:

We have acted as special Delaware counsel to Torchmark Capital Trust III, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the formation of the Trust and the issuance and sale by the Trust to the several underwriters (collectively, the “Underwriters”) named in the Underwriting Agreement, dated June 1, 2006 (the “Underwriting Agreement”), among Torchmark Corporation, a Delaware corporation (the “Company”), the Trust and the Underwriters of $120,000,000 aggregate liquidation amount of 7.100% Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the “Preferred Securities”) of the Trust. The Trust is also issuing $3,711,350 aggregate liquidation amount of its Common Securities (liquidation amount $25 per Common Security) (the “Common Securities”). The Preferred Securities and the Common Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust dated as of June 8, 2006 (the “Governing Instrument”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument.

In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on April 25, 2006 (the “Certificate of Trust”); the Declaration of Trust of the Trust dated as of April 25, 2006 (the “Original Governing Instrument”); the Governing Instrument; the Junior Subordinated Indenture

dated as of November 2, 2001 between the Company and The Bank of New York, as amended by the Agreement of Resignation, Appointment and Acceptance effective May 5, 2005 by and among the Company, The Bank of New York and The Bank of New York Trust Company, N.A., as trustee, and an Officer’s Certificate of the Company relating thereto, dated as of June 8, 2006 (collectively and as so amended, the “Indenture”); the Preferred Securities Guarantee Agreement dated as of June 8, 2006 between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Guarantee”); the Underwriting Agreement; the Debenture Purchase Agreement dated as of June 8, 2006 between the Trust and the Company (the “Debenture Purchase Agreement”); the Subscription Agreement dated as of June 8, 2006 between the Trust and the Company (the “Subscription Agreement”); the registration statement on Form S-3 (File Nos. 333-133646 and 333-133646-01) (the “Registration Statement”), including the related prospectus dated April 28, 2006 (the “Basic Prospectus”); the Basic Prospectus, as supplemented by the preliminary prospectus supplement dated May 31, 2006 (as so supplemented, the “Preliminary Prospectus”); the Basic Prospectus, as supplemented by the final prospectus supplement dated June 1, 2006 (as so supplemented, the “Final Prospectus”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed by our opinion set forth in paragraph 3 below, the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument, the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement by the parties thereto prior to the first issuance of the Common Securities and the Preferred Securities); (iii) that any of Michael J. Klyce, Larry M. Hutchison or Gary L. Coleman, in his capacity as Regular Trustee of the Trust, has caused the Trust to voluntarily and unconditionally transfer possession of executed counterparts of the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement to the other parties thereto with the intent of bringing the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement into effect; (iv) that no event has occurred subsequent to the filing of the Certificate of Trust that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (v) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument,

as applicable; (vi) that the required consideration for the Preferred Securities and the Common Securities is paid in accordance with the terms and conditions of the Governing Instrument, the Underwriting Agreement, the Debenture Purchase Agreement, the Subscription Agreement, the Preliminary Prospectus and the Final Prospectus and that the Preferred Securities and the Common Securities are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Underwriting Agreement, the Debenture Purchase Agreement, the Subscription Agreement, the Preliminary Prospectus and the Final Prospectus; (vii) that each of the Trust and the Company does not and will not conduct any business or activities in the State of Delaware (other than, with respect to the Trust, activities incidental to its formation and continued existence as a Delaware statutory trust); (viii) that the Trust is a grantor trust for federal income tax purposes and that the Holders of Securities are viewed for federal income tax purposes as owners of either all of, or their liquidation and accrued but unpaid share of, the Debentures held by the Trust; (ix) that the Preferred Securities, the Common Securities, the Debentures and the Guarantee are executed and delivered outside the State of Delaware; (x) that the Sponsor has directed the Regular Trustees to take the actions contemplated by Section 3.6(b) of the Governing Instrument; and (xi) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. Further, except to the extent addressed by our opinion set forth in paragraph 10 below, we express no opinion with respect to, and assume no responsibility for the contents of, the Registration Statement, the Preliminary Prospectus or the Final Prospectus or any other offering material relating to the Common Securities or the Preferred Securities. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.

To the extent our opinion in paragraph 4 relates to the violation of any Delaware law, rule, or regulation, or the requirement for consent, approval, authorization or order of, or filing with, any governmental agency or body of the State of Delaware, our opinions relate only to laws, rules, regulations and requirements of law that are of general application and that, in our experience, are likely to have application to transactions of the nature herein referenced (and not to laws, rules, regulations or requirements of law that might be implicated by reason of the specific business activities of any of the above-referenced entities).

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”).

2. Under the Governing Instrument and the Delaware Act, the Trust has the requisite statutory trust power and authority to (A) conduct its business as described in the Preliminary Prospectus and the Final Prospectus, (B) execute and deliver the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement, and perform its obligations thereunder and (C) issue and perform its obligations under the Preferred Securities and the Common Securities.

3. The execution and delivery by the Trust of the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement, and the performance of its obligations thereunder, have been duly authorized by all requisite statutory trust action on the part of the Trust and each of the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement has been duly executed and delivered by the Trust.

4. The issuance and sale by the Trust of the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement and the consummation by the Trust of the transactions contemplated thereby will not violate (A) the Governing Instrument or (B) any applicable Delaware law, rule or regulation. No consent, approval, authorization or order of, or filing with, any governmental agency or body of the State of Delaware that has not been obtained is required for the execution, delivery and performance by the Trust of its obligations under the Underwriting Agreement, the Debenture Purchase Agreement and the Subscription Agreement or the issuance and sale of the Preferred Securities and the Common Securities by the Trust.

5. Under the Governing Instrument and the Delaware Act, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive rights.

6. Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, the Holders of the Preferred Securities (other than Holders of the Preferred Securities, or Persons who are partners or S corporation shareholders for federal income tax purposes in such Holders of the Preferred Securities, who reside or are domiciled in the State of Delaware or who are otherwise subject to income taxation in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

7. The Governing Instrument constitutes a legal, valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies, (B) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (C) considerations of public policy and the effect of applicable law relating to fiduciary duties and (D) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies.

8. The Preferred Securities have been duly authorized for issuance by the Governing Instrument and, when issued, executed, authenticated, delivered and paid for in accordance with the Governing Instrument and the Underwriting Agreement, will be validly issued, fully paid and, subject to the qualifications set forth below, non-assessable undivided beneficial interests in the assets of the Trust. Under the Governing Instrument and the Delaware Act, each Holder of Preferred Securities of the Trust, in such capacity, will be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Holder of Preferred Securities of the Trust who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that, pursuant to Section 11.4 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a Holder of Preferred Securities of the Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, Holders of Preferred Securities of the Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

9. The Common Securities have been duly authorized for issuance by the Governing Instrument and, when issued, executed, authenticated, delivered and paid for in accordance with the Governing Instrument and the Subscription Agreement, will be validly issued, fully paid and, subject to the qualifications set forth below, non-assessable undivided beneficial interests in the assets of the Trust. We note that, pursuant to Section 11.4 of the Governing Instrument, the

Trust may withhold amounts otherwise distributable to Holders of Common Securities of the Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holders and that, pursuant to the Governing Instrument, Holders of Common Securities of the Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

10. The statements in the Preliminary Prospectus and the Final Prospectus under the captions “Summary—Torchmark Capital Trust III,” “Description of TOPrS” and “The Trusts” to the extent such statements address matters of Delaware law are correct statements of such law in all material respects.

This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. We understand that the law firms of Maynard, Cooper & Gale, P.C. and Davis Polk & Wardwell wish to rely as to matters of Delaware law on the opinions set forth above in connection with the rendering of its opinion to you dated on or about the date hereof concerning the Underwriting Agreement, and we hereby consent to such reliance. Except as provided in the preceding sentence, the opinions herein expressed are intended solely for the benefit of the addressees hereof in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

EXHIBIT D

FORM OF OPINION OF DAVIS POLK & WARDWELL

COUNSEL FOR THE UNDERWRITERS

[Date]

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

Wachovia Capital Markets, LLC as Representatives of the several Underwriters

4 World Financial Center

New York, New York 10080

Dear Ladies and Gentlemen:

We have acted as underwriter (the “Underwriters”) named in the Underwriting Agreement dated June 1, 2006 (the “Underwriting Agreement”) with Torchmark Corporation, a Delaware corporation (the “Company”), and Torchmark Capital Trust III, a Delaware statutory trust (the “Trust”), in connection with the purchase by the several Underwriters of $120,000,000 liquidation amount of 7.100% Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the “Preferred Securities”) of the Trust to be issued pursuant to the Declaration (as defined below).

In connection with the issuance of the Preferred Securities, the Trust is also issuing $3,711,350 aggregate liquidation amount of its Common Securities (liquidation amount $25 per Common Security) (the “Common Securities”), representing undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities and the Common Securities (collectively, the “Trust Securities”) are to be used by the Trust to purchase $123,711,350 aggregate principal amount of 7.100% Junior Subordinated Debentures due 2046 of the Company (the “Junior Subordinated Debentures”). The Junior Subordinated Debentures are being issued pursuant to an indenture, dated as of November 2, 2001, between the Company and The Bank of New York, as amended by the Agreement of Resignation, Appointment and Acceptance effective May 5, 2005 by and among the Company, The Bank of New York and The Bank of New York Trust Company, N.A., and an Officer’s Certificate dated as of June 8, 2006 (collectively, the “Indenture”).

The Trust Securities are being issued pursuant to the amended and restated declaration of trust of the Trust, dated as of June 8, 2006 (the “Declaration”), among the Company, as sponsor, Michael J. Klyce, Larry M. Hutchison and Gary L. Coleman, as regular trustees (the “Regular Trustees”), The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), The Bank of New York, as property trustee (the “Property Trustee”) and the holders from time to time of undivided beneficial interests in the assets of the Trust.

The Preferred Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to and to the extent set forth in the Preferred Securities Guarantee Agreement, dated as of June 8, 2006, between the Company and The Bank of New York, as guarantee trustee (the “Guarantee”).

We have examined an executed copy of the Underwriting Agreement, the Declaration, the Guarantee, the Indenture, the Debenture Purchase Agreement, the Subscription Agreement, forms of the Trust Securities and the Junior Subordinated Debentures. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have reviewed the registration statement of the Company and the Trust on Form S-3 (File Nos. 333-133646 and 333-133646-01) (including the documents incorporated by reference in the prospectus included therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering of the Preferred Securities. Although we did not participate in the preparation of the Incorporated Documents, we have reviewed such documents. In addition, we have received confirmation that such registration statement was declared effective under the Securities Act on April 28, 2006 and that the Declaration, the Indenture and the Guarantee were qualified under the Trust Indenture Act of 1939, as amended. Such registration statement, as amended to the date of the Underwriting Agreement, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus dated April 28, 2006 in the form first used to confirm sales of the Preferred Securities (or in the form first made available to the Underwriters by the Company and the Trust to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the final prospectus supplement dated June 1, 2006 specifically relating to the Preferred Securities (or in the form first made available to the Underwriters by the Company and the Trust to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” the term “preliminary prospectus” means any preliminary form of the Prospectus and the term “General Disclosure Package” means the Basic Prospectus and the preliminary prospectus supplement dated May 31, 2006 together with the Permitted Free Writing Prospectus set forth in Schedule B to the Underwriting Agreement. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus,” “preliminary prospectus” and “General Disclosure Package” shall include the documents, if any, incorporated by reference therein. The term “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus, any preliminary prospectus or Permitted Free Writing Prospectus shall include all documents subsequently filed by the Company and the Trust with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are deemed to be incorporated by reference therein.

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Company and submitted for our examination.

Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.

Based upon the foregoing, we are of the opinion that:

(i) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(ii) the Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights generally and (b) as the enforceability thereof is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(iii) the Guarantee has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company enforceable in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights generally, (b) as the enforceability thereof is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(iv) the Declaration has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company enforceable in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights generally, (b) as the enforceability thereof is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(v) each of the Debenture Purchase Agreement and the Subscription Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(vi) the Junior Subordinated Debentures have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for as described in the Prospectus, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights generally and (b) as the enforceability thereof is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We have considered the statements relating to legal matters or documents included in the preliminary prospectus and the Prospectus under the captions “Description of Trust Preferred Securities,” “Description of the Junior Subordinated Debentures,” “Description of the Guarantee,” “Underwriting,” “Description of Securities We May Offer—Description of Trust Preferred Securities,” “Description of Securities We May Offer —Description of Debt Securities,” “Description of Securities We May Offer —Description of Trust Preferred Securities Guarantees” and “Description of Securities We May Offer—Relationship Among the Trust Preferred Securities, the Trust Preferred Securities Guarantees and the Debt Securities Held by Each Trust.” In our opinion, such statements fairly summarize in all material respects such legal matters or documents.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement, the General Disclosure Package or the Prospectus.

We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, (i) we are of the opinion that the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which we express no belief, and except for that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the trustees referred to in the Registration Statement (the “Form T-1”)) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (ii) nothing has come to our attention that causes us to believe that (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which we express no belief, and except for the Form T-1) the Registration Statement, as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) nothing has come to our attention that causes us to believe that (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which we express no belief, and except for the Form T-1) the General Disclosure Package, as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or and (iv) nothing has come to our attention that causes us to believe that (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which we express no belief, and except for the Form T-1) the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinion and belief, we express no opinion or belief as to the conveyance of the General Disclosure Package or the information contained therein to investors.

We have examined the opinions of (a) Larry M. Hutchison. Esq., Executive Vice President and General Counsel of the Company, (b) Maynard, Cooper & Gale, P.C., special counsel for the Company and the Trust, and (c) Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel for the Company and the Trust, each dated the date hereof and delivered to you pursuant to Sections 5(b), 5(c) and 5(d), respectively, of the Underwriting Agreement, and we believe that such opinions are substantially responsive to the requirements therefor. We have also examined the letters dated June 1, 2006 and June 8, 2006 of Deloitte & Touche LLP, independent public accountants for the Company, relating to the financial statements included or incorporated by reference in the Registration Statement and certain other matters referred to in such letters, delivered to you pursuant to Section 5(f) of the Underwriting Agreement. We participated in discussions with representatives of Deloitte & Touche LLP and your representatives relating to the forms of such letters and we believe that they are substantially in the forms agreed to.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States. As to all matters governed by the laws of the State of Delaware (other than the General Corporation Law of the State of Delaware), we have relied upon the opinion dated today of Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Company and the Trust.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon or furnished to any other person without our prior written consent, except that Maynard, Cooper & Gale, P.C., special counsel to the Company, may rely on our opinions in paragraphs (ii), (iii), (v) and (vi) as to matters governed by the laws of the State of New York in rendering their opinion to be delivered pursuant to the Underwriting Agreement.

Very truly yours,

D-6